UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 North Beach Street
Daytona Beach, Florida		32114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 386 252-9601

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Restricted Stock Award Grants

On December 16, 2021, the Compensation Committee of the Board of Directors of Brown & Brown, Inc. (the “Company”) authorized and approved grants of shares of time-based restricted stock under the 2019 Stock Incentive Plan to, among others, certain of the Company's named executive officers. These restricted shares (collectively, the “RSA Shares”) will vest in increments of 25%, 25%, and 50% on July 1, 2027, July 1, 2028, and July 1, 2029, respectively, assuming continuous employment through such vesting dates, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. Recipients of RSA Shares will have voting and dividend rights at the time of grant, whether or not vested, but cannot dispose of the shares. The dollar amounts of the RSA Shares granted to the Company's named executive officers are as follows: R. Andrew Watts - $2,000,000 and J. Scott Penny - $2,000,000. The number of granted RSA Shares will equal the number of whole shares resulting from dividing the foregoing dollar amounts by the closing price of the Company’s common stock as of the last business day before January 1, 2022, which is the grant date of the RSA Shares.

A copy of a form of Restricted Stock Award Agreement, pursuant to which these grants were made, is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Restricted Stock Unit Grant

On December 16, 2021, the Compensation Committee also authorized and approved a grant of time-based restricted stock units (collectively, the “RSUs”) under the 2019 Stock Incentive Plan to Chris L. Walker, one of the Company’s named executive officers. The RSUs will be awarded in five equal installments on the first five anniversaries of the date of grant and, once awarded, will vest in increments of 25%, 25%, and 50% on July 1, 2027, July 1, 2028, and July 1, 2029, respectively, assuming continuous employment through such vesting dates, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. If Mr. Walker’s retirement occurs on or before July 1, 2027, awarded RSUs will be paid in increments of 25% on the first year anniversary of retirement and 75% on the second anniversary of retirement, subject to Mr. Walker being in good standing with the Company as of the dates of such payments; and if Mr. Walker’s retirement occurs after July 1, 2027, awarded RSUs will be paid post-retirement on the remaining original scheduled vesting dates, subject to Mr. Walker being in good standing with the Company as of the dates of such payments. RSUs will be settled by delivery of shares of Company common stock. Dividend equivalents will accrue on non-forfeited RSUs from and after the grant date and be paid no later than 30 days following the applicable dividend payment date. The dollar amount of the RSUs granted to Mr. Walker is $2,000,000. The number of granted RSUs will equal the number of whole units resulting from dividing the foregoing dollar amount by the closing price of the Company’s common stock as of the last business day before January 1, 2022, which is the grant date of the RSUs.

A copy of a form of Restricted Stock Unit Agreement, pursuant to which this grant was made, is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No. Description

10.1 Form of Restricted Stock Award Agreement under the 2019 Stock Incentive Plan.

10.2 Form of Restricted Stock Unit Agreement under the 2019 Stock Incentive Plan.

104 Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC. (Registrant)

Date:	December 17, 2021	By:	/S/ R. Andrew Watts
R. Andrew Watts, Executive Vice President, Treasurer and Chief Financial Officer